SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

May 27, 2003

Date of Report
(Date of earliest event reported)

ESTERLINE TECHNOLOGIES CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-06357	13-2595091

(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

10800 NE 8th Street, Bellevue, Washington 98004

(Address of principal executive offices, including zip code)

(425) 453-9400

(Registrant’s telephone number, including area code)

Item 5. Other Events

     On May 22, 2003, Esterline Technologies Corporation issued a press release announcing its proposed private placement of $150 million aggregate principal amount of its senior subordinated notes. The press release was attached as Exhibit 99.1 to a Current Report on Form 8-K filed with the Securities and Exchange Commission (“SEC”) by Esterline Technologies Corporation on May 23, 2003.

     In addition, on May 22, 2003, Esterline Technologies Corporation issued a press release announcing that it had entered into an agreement with The Roxboro Group PLC to acquire the outstanding stock of Weston Group, a supplier of sensors and systems to the aerospace market. The press release was attached as Exhibit 99.1 to a Current Report on Form 8-K filed with the SEC by Esterline Technologies Corporation on May 23, 2003.

Item 9. Regulation FD Disclosure

     Esterline Technologies Corporation is conducting an offering of $150 million aggregate principal amount of its senior subordinated notes through a private placement under Rule 144A and Regulation S under the Securities Act of 1933. Esterline Technologies Corporation has provided the following information, which has not been previously disclosed, in connection with the private placement.

     This report contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on the current intent and expectations of the management of Esterline Technologies Corporation, are not guarantees of future performance, and involve risks and uncertainties that are difficult to predict. Esterline Technologies Corporation’s actual results and the timing and outcome of events, including the offering of its senior subordinated notes and the acquisition of the Weston Group, may differ materially from those expressed in or implied by the forward-looking statements due to changes in aerospace/defense industry demand or other risks detailed in the company’s public filings with the Securities and Exchange Commission, including the company’s Annual Report on Form 10-K for the year ended October 25, 2002.

      In this report, the term(s):

(a) “Notes” refers to the Senior Subordinated Notes due 2013 offered hereby;

(b) “Esterline,” “we,” “us,” and “our,” unless the context otherwise indicates, refer to Esterline Technologies Corporation and our subsidiaries without giving effect to the acquisition of the Weston Group; and

(c) “pro forma” when used to describe our results of operations or financial position, unless the context otherwise indicates, refers to our results of operations and financial position after giving effect to the following acquisitions and, where relevant, the offering of notes as though such transactions had occurred at the beginning of the referenced period:

•	Burke Industries’ Engineered Polymers Group, which we acquired in the third quarter of fiscal 2002,

•	the Electronic Warfare Passive Expendables Division of BAE Systems North America, which we acquired in the fourth quarter of fiscal 2002, and

•	the Weston Group, which we expect to acquire from The Roxboro Group PLC concurrently with the closing of the offering of notes.

The pro forma information contained in this report does not purport to represent what our results of operations or financial position actually would have been if the transactions described above had occurred at the beginning of the referenced period or what our results of operations or financial position will be in future periods.

UNAUDITED PRO FORMA CONSOLIDATED CONDENSED FINANCIAL INFORMATION

      The following unaudited pro forma consolidated condensed financial information of Esterline has been derived by the application of pro forma adjustments to our historical consolidated financial statements as of and for the twelve-month period ended January 31, 2003. The pro forma consolidated condensed statement of operations for the twelve-month period ended January 31, 2003 gives effect to our acquisitions of Burke Industries’ Engineered Polymers Group and the Electronic Warfare Passive Expendables Division of BAE Systems North America and this offering of the Notes and the expected use of proceeds from the offering of Notes, as well as the acquisition of the Weston Group, as if such transactions had been consummated on January 26, 2002. The unaudited consolidated condensed statement of operations of Esterline has been derived from Esterline’s unaudited consolidated statements of operations for the three-month period ended January 31, 2003 and the audited consolidated statement of operations for the fiscal year ended October 25, 2002, excluding the information derived from Esterline’s unaudited consolidated statement of operations for the three-month period ended January 25, 2002. The unaudited condensed statements of operations for Burke Industries’ Engineered Polymers Group and the Electronic Warfare Passive Expendables Division of BAE Systems North America for the periods prior to their acquisition were derived from the unaudited statements of operations of these businesses from February 1, 2002 through April 28, 2002 and February 1, 2002 through August 28, 2002, respectively. The unaudited condensed statement of operations for the Weston Group was derived from the audited individual statement of operations of each of Weston Aerospace, Norwich Aero Products, Inc. and Pressure Systems International Limited and the unaudited statement of operations of PSI, Inc., for the year ended December 31, 2002. The pro forma consolidated condensed balance sheet as of January 31, 2003 includes the balance sheet of the Weston Group as of December 31, 2002 and gives effect to this offering of the notes and the expected use of proceeds from this offering as if such transactions had occurred as of January 31, 2003. The adjustments necessary to fairly present this pro forma consolidated condensed financial information have been made based on available information, and in the opinion of management, are reasonable and are described in the accompanying notes.

      The pro forma consolidated condensed financial information should not be considered indicative of actual results that would have been achieved had the acquisitions of Burke Industries’ Engineered Polymers Group, the Electronic Warfare Passive Expendables Division of BAE Systems North America and the Weston Group, and this offering been consummated on January 26, 2002, and do not purport to indicate balance sheet or other data or results of operations as of any future date or any future period. We cannot assure you that the assumptions used in preparation of the pro forma consolidated condensed financial information will prove to be correct. You should read the pro forma consolidated condensed financial statements together with the consolidated financial statements, the related notes, and other financial information, included in our most recent annual, quarterly and current reports filed with the SEC.

      The purchase price of the Weston Group is approximately $88.0 million in cash and there will be approximately $3.8 million of costs associated with the acquisition. In addition, we will pay $425,000 for a bridge commitment fee, which will be recorded in the third quarter of fiscal 2003. The expense was not reflected in the pro forma financial information because the expense is nonrecurring. The Western Group acquisition will be funded with a portion of the proceeds raised from the offering of the notes. The purchase price has been allocated to the assets acquired and liabilities assumed of the Weston Group based on a preliminary analysis of their fair values.

Unaudited Pro Forma Consolidated Condensed Statement of Operations

Twelve Months Ended January 31, 2003

			Actual
			Electronic
			Warfare
			Passive
		Actual	Expendables
		Burke	Division of
		Industries’	BAE
		Engineered	Systems			Pro	Actual	U.K. GAAP to
	Actual	Polymers	North	Pro Forma		Forma	Weston	U.S. GAAP
	Esterline(1)	Group(2)	America(3)	Adjustments(4)		Esterline	Group(5)	Adjustments(6)

	(Dollars in thousands)

Net sales	$464,320	$10,085	$24,829	$—		$499,234	$47,055	$—

Cost of sales	316,541	7,333	17,918	148	(a)	342,103	34,463	—
				163	(b)

Selling, general and administrative	85,183	1,121	425	460	(c)	88,540	8,349	(240	)(a)
				1,351	(d)			(534	)(b)

Research, development and engineering	16,576	—	—	—		16,576	—	—

Operating earnings (loss) from continuing operations	46,020	1,631	6,486	(2,122)		52,015	4,243	774

Loss on derivative financial instruments	1	—	—	—		1	—	—

Interest expense, net	5,768	—	—	—		5,768	51	—

Income from continuing operations before income taxes	40,251	1,631	6,486	(2,122)		46,246	4,192	774

Income tax expense (benefit)	9,762	612	2,433	(796	)(e)	12,011	1,134	232	(c)

Income (loss) from continuing operations	30,489	1,019	4,053	(1,326)		34,235	3,058	542

Loss from discontinued operations, net of tax	(22,746)	—	—	—		(22,746)	—	—

Net earnings (loss)	$7,743	$1,019	$4,053	$(1,326)		$11,489	$3,058	$542

EBITDA from continuing operations(9)	$63,679	$1,790	$6,939	$—		$72,408	$6,576	$534

[Additional columns below]

[Continued from above table, first column(s) repeated]

			Pro Forma
			Esterline
			(with the
	Pro Forma		Weston
	Adjustments(7)(8)		Group)

	(Dollars in thousands)

Net sales	$—		$546,289

Cost of sales	—		376,566

Selling, general and administrative	540	(a)	98,026
	1,979	(b)
	(608	)(c)

Research, development and engineering	—		16,576

Operating earnings (loss) from continuing operations	(1,911)		55,121

Loss on derivative financial instruments	—		1

Interest expense, net	12,375	(d)	18,194

Income from continuing operations before income taxes	(14,286)		36,926

Income tax expense (benefit)	(5,281	)(e)	8,096

Income (loss) from continuing operations	(9,005)		28,830

Loss from discontinued operations, net of tax	—		(22,746)

Net earnings (loss)	$(9,005)		$6,084

EBITDA from continuing operations(9)	$608		$80,126

(1)	The amounts in this column represent our reported results for the twelve months ended January 31, 2003, which include the results for our acquisitions of Burke Industries’ Engineered Polymers Group from April 29, 2002 through January 31, 2003 and the Electronic Warfare Passive Expendables Division of BAE Systems North America from August 29, 2002 through January 31, 2003.

(2)	The amounts in this column represent the unaudited results for the Burke Industries’ Engineered Polymers Group from February 1, 2002 to April 28, 2002.

(3)	The amounts in this column represent the unaudited results of the Electronic Warfare Passive Expendables Division of BAE Systems North America from February 1, 2002 to August 28, 2002. Selling, general and administrative expenses were estimated by us.

(4)	The amounts in this column represent the following adjustments necessary to give effect to our acquisitions of the Burke Industries’ Engineered Polymers Group and the Electronic Warfare Passive Expendables Division of BAE Systems North America as if the acquisitions occurred on January 26, 2002.

(a)	This adjustment reflects additional depreciation on acquired property, plant and equipment of the Burke Industries’ Engineered Polymers Group based upon their fair values, with expected useful lives ranging from 3 to 10 years.

(b)	This adjustment reflects additional depreciation on acquired property plant, and equipment of the Electronic Warfare Passive Expendables Division of BAE Systems North America based upon their fair values, with expected useful lives ranging from 3 to 10 years.

(c)	This adjustment reflects amortization on acquired intangible assets of the Burke Industries’ Engineered Polymers Group based upon their fair values, with expected useful lives ranging from 7 to 15 years.

(d)	This adjustment reflects amortization on acquired intangible assets of the Electronic Warfare Passive Expendables Division of BAE Systems North America based upon their fair values, with expected useful lives ranging from 10 to 20 years.

(e)	This adjustment reflects the income tax effect relating to adjustments (a) through (d) of this footnote based upon the statutory income tax rate.

(5)	The amounts in this column are derived from the unaudited combined statement of operations for the Weston Group for the year ended December 31, 2002, prepared in accordance with generally accepted accounting principles in the United Kingdom (“U.K. GAAP”) expressed in U.S. dollars. This combined statement of operations was derived from the audited individual financial statements of each of Weston Aerospace, Norwich Aero Products, Inc. and Pressure Systems International Limited and the unaudited financial statements of PSI, Inc. for the year ended December 31, 2002. The statement of operations amounts were converted from pounds sterling to U.S. dollars at the exchange rate of 1.50 which was the average exchange rate for the year.

(6)	The amounts in this column represent the adjustments from U.K. GAAP necessary to reflect the reported results of the Weston Group in accordance with generally accepted accounting principles in the United States (“U.S. GAAP”) as follows:

(a)	This adjustment reflects the reversal of amortization of goodwill, which is not amortized in accordance with U.S. GAAP.

(b)	This adjustment reflects the change in market value of forward contracts covering U.S. dollar denominated sales not qualified for hedge accounting under U.S. GAAP.

(c)	This adjustment reflects the income tax effect relating to adjustments (a) and (b) of this footnote based upon the statutory U.K. corporation tax rate.

(7)	The amounts in this column represent the following adjustments necessary to give effect to this offering, the use of proceeds from the offering of notes including the acquisition of the Weston Group:

(a)	This adjustment reflects amortization of debt issuance costs associated with this offering.

(b)	This adjustment reflects amortization of acquired intangible assets of the Weston Group based upon a preliminary analysis of their fair values, with expected useful lives of 20 years.

(c)	This adjustment reflects the reversal of the corporate charge allocated to the Weston Group by The Roxboro Group PLC, the ultimate parent of each of the entities of the Weston Group prior to our acquisition of the Weston Group.

(d)	This adjustment reflects the interest expense in the amount of $12.4 million on the $150.0 million of Notes offered pursuant to this offering memorandum at the assumed interest rate of 8.25% per annum, assuming the notes were outstanding for a full year.

(e)	This adjustment reflects the income tax effect relating to adjustments (a) through (d) of this footnote based upon the U.K. corporation and U.S. statutory income tax rate.

(8)	The acquired inventory of the Weston Group was increased by $1.1 million to reflect its fair value at acquisition. The amount of the write-up will be expensed to cost of sales in the first fiscal quarter following the acquisition.

(9)	EBITDA from continuing operations is a measurement not calculated in accordance with GAAP. We define EBITDA from continuing operations as operating earnings from continuing operations plus depreciation and amortization. We do not intend EBITDA from continuing operations to represent cash flows from continuing operations or any other items calculated in accordance with GAAP, or as an indicator of Esterline’s operating performance. Our definition of EBITDA from continuing operations may not be comparable with EBITDA from continuing operations as defined by other companies. We believe EBITDA is commonly used by financial analysts and others in the aerospace and defense industries and thus provides useful information to investors. Our management uses EBITDA as one measure of our leverage capacity and debt servicing ability, and is shown here with respect to Esterline for comparative purposes. EBITDA is not necessarily indicative of the amounts that may be available for discretionary use by us. Following is a reconciliation of operating earnings from continuing operations to EBITDA from continuing operations.

Actual
Electronic
Warfare
Passive
		Actual	Expendables
		Burke	Division of
		Industries’	BAE
		Engineered	Systems			Pro	Actual	U.K. GAAP to
	Actual	Polymers	North	Pro Forma		Forma	Weston	U.S. GAAP
	Esterline	Group	America	Adjustments(4)		Esterline	Group	Adjustments(6)

(Dollars in thousands)

Operating earnings (loss) from continuing operations	$46,020	$1,631	$6,486	$(2,122)		$52,015	$4,243	$774

Depreciation and amortization for continuing operations	17,659	159	453	148	(a)	20,393	2,333	(240	)(a)
				163	(b)
				460	(c)
				1,351	(d)

EBITDA from continuing operations	$63,679	$1,790	$6,939	$—		$72,408	$6,576	$534

[Additional columns below]

[Continued from above table, first column(s) repeated]

			Pro
			Forma
			Esterline
			(with
			the
	Pro Forma		Weston
	Adjustments(7)		Group)

	(Dollars in thousands)

Operating earnings (loss) from continuing operations	$(1,911)		$55,121

Depreciation and amortization for continuing operations	540	(a)	25,005
	1,979	(b)

EBITDA from continuing operations	$608		$80,126

Unaudited Pro Forma Consolidated Condensed Balance Sheet(1)

January 31, 2003

			Pro Forma		Pro Forma
		Weston	Offering		Acquisition		Pro Forma
	Esterline	Group(2)	Adjustments(3)		Adjustments(4)		Esterline

	(Dollars in thousands)

Assets

Current assets	$216,067	$21,336	$42,825	(a)	$1,147	(a)	$281,375

Property, plant and equipment, net	103,318	11,718	—		—		115,036

Net assets of discontinued operations	15,097	—	—		—		15,097

Investment in the Weston Group	—	—	91,775	(b)	(91,775	)(b)	—

Goodwill	160,023	—	—		23,587	(c)	183,610

Intangible assets, net	65,213	2,813	—		44,453	(d)	112,479

Other assets	22,425	—	5,400	(c)	697	(e)	28,522

Total assets	$582,143	$35,867	$140,000		$(21,891)		$736,119

Liabilities and shareholders’ equity

Current liabilities	$122,325	$6,029	$(10,000	)(d)	$—		$118,354

Long-term debt, net	72,247	—	150,000	(d)	—		222,247

Deferred income taxes	22,021	1,257	—		6,690	(f)	29,968

Common stock and additional paid-in capital

Esterline	118,067	—	—		—		118,067

Weston Group	—	28,581	—		(28,581	)(b)	—

Retained earnings	248,510	—	—		—		248,510

Accumulated and other comprehensive loss	(1,027)	—	—		—		(1,027)

	365,550	28,581	140,000		(28,581)		365,550

Total liabilities and shareholders’ equity	$582,143	$35,867	$140,000		$(21,891)		$736,119

(1)	The Unaudited Pro Forma Consolidated Condensed Balance Sheet assumes this offering of the notes and the use of the proceeds from the offering and the acquisition of the Weston Group were consummated on January 31, 2003. We expect the net proceeds of the offering to be used to, among other things, pay $88.0 million in cash for the purchase price of the Weston Group, as well as $3.8 million in costs associated with the acquisition, repay outstanding indebtedness under our existing revolving credit facility of $10.0 million, and pay fees related to this offering of $5.4 million.

(2)	The amounts in this column are from the unaudited combined balance sheet of the Weston Group at December 31, 2002. Balance sheet amounts were converted from pounds sterling to U.S. dollars at the exchange rate of 1.61 as of December 31, 2002.

(3)	The amounts in this column represent the following adjustments necessary to determine our pro forma consolidated condensed balance sheet after giving effect to this offering and the application of the proceeds from such offering:

(a)	This adjustment represents the remaining net proceeds of the offering of notes.

(b)	This adjustment represents the acquisition of the Weston Group.

(c)	This adjustment represents the recognition of debt issuance costs associated with this offering.

(d)	This adjustment represents the $150.0 million of notes offered hereby less the $10.0 million repayment of our existing revolving credit facility.

8

(4)	The amounts in this column represent the adjustments necessary to allocate the purchase price to the assets acquired and liabilities assumed of the Weston Group based upon a preliminary analysis of their fair values.

(a)	This adjustment represents the fair value of acquired inventory in excess of its book values.

(b)	This adjustment eliminates the investment in subsidiary of the Weston Group.

(c)	This adjustment represents the excess of cost over identifiable tangible and intangible assets.

(d)	This adjustment represents the acquired intangible assets of the Weston Group based upon preliminary analysis of their fair value.

(e)	This adjustment represents the market value of forward contracts covering U.S. dollar denominated sales as required under U.S. GAAP.

(f)	This adjustment represents deferred income taxes on the excess of fair value over tax basis of acquired assets at the statutory income tax rate.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

     Date: May 27, 2003

ESTERLINE TECHNOLOGIES CORPORATION

By:	/s/ Robert D. George

Name: Robert D. George Title: Vice President, Chief Financial Officer, Secretary and Treasurer